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                                                                      EXHIBIT 21
                            PARENTS AND SUBSIDIARIES

         The following is a list of all subsidiaries of First Tennessee National Corporation at December 31, 1996. Each subsidiary is 100% owned by its immediate parent, and all are included in the Consolidated Financial Statements:

                                                         Type of Ownership     Jurisdiction of
         Subsidiary                                      By the Corporation     Incorporation
         ----------                                      ------------------     -------------
Cleveland Bank & Trust Company                                 Direct            Tennessee
First National Bank of Springdale                              Direct            United States
First Tennessee Bank National Association (1)                  Direct            United States
  "A" PLUS Strategic Alliances, Inc.                           Indirect          Tennessee
  Check Consultants, Incorporated                              Indirect          Tennessee
          Check Consultants Company of Tennessee, Inc.         Indirect          Tennessee
  Community Leasing Corporation *                              Indirect          Tennessee
  Community Money Center, Inc.*                                Indirect          Tennessee
  East Tennessee Service Corporation                           Indirect          Tennessee
         Upper East Tennessee Insurance Agency                 Indirect          Tennessee
  First Funds, Inc.*                                           Indirect          Tennessee
  First Tennessee Brokerage, Inc.                              Indirect          Tennessee
  First Tennessee Capital Assets Corporation                   Indirect          Tennessee
  First Tennessee Commercial Loan Management, Inc.             Indirect          Tennessee
  First Tennessee Equipment Finance Corporation                Indirect          Tennessee
  First Tennessee Merchant Equipment, Inc                      Indirect          Tennessee
  First Tennessee Merchant Services, Inc.                      Indirect          Tennessee
  FT Mortgage Holding Corporation                              Indirect          Illinois
              FT Mortgage Companies (2)                        Indirect          Kansas
                   First Tennessee Mortgage Services, Inc.     Indirect          Tennessee
  Hickory Venture Capital Corporation                          Indirect          Alabama
  JPO, Inc.                                                    Indirect          Tennessee
  TSMM Corporation                                             Indirect          Tennessee
First Tennessee Bank National Association Mississippi          Direct            United States
FTB Futures Corporation*                                       Direct            Tennessee
Hickory Capital Corporation                                    Direct            Tennessee
Highland Capital Management Corp.                              Direct            Tennessee
Mountain Financial Company*                                    Direct            Tennessee
Norlen Life Insurance Company                                  Direct            Arizona
Peoples and Union Bank                                         Direct            Tennessee
Peoples Bank                                                   Direct            Mississippi
Planters Bank                                                  Direct            Mississippi

  *Inactive.

         (1) Divisions of this subsidiary do business in certain jurisdictions under the following names: First Express, First Money Center, First Securities Company in Mobile, Garland Capital Management, Garland Trust, Gulf Pacific Mortgage.

         (2) Divisions of this subsidiary do business in certain jurisdictions under the following names: Atlantic Coast Mortgage, Capital Mortgage, Carl I. Brown Mortgage, CIB Funding, CIB Mortgage, Emerald Mortgage, First Tennessee Mortgage Company, Inc., Flagship Mortgage Bankers, FTB Mortgage Services, HomeBanc Mortgage Corporation, MNC Mortgage, Mortgage Resources, Premier Mortgage Resources, Priority One, Provision Mortgage Bankers, Select Mortgage Resources, SNMC National Mortgage, Sunbelt National Mortgage.